Floor & Decor Holdings, Inc. Announces Third Quarter Fiscal 2022 Financial Results
•Net sales increased 25.2% from the third quarter of fiscal 2021 to $1,097.8 million.
•Comparable store sales increased 11.6% from the third quarter of fiscal 2021.
•Diluted earnings per share (“EPS”) increased 2.9% to $0.71 from $0.69 in the third quarter of fiscal 2021; Adjusted diluted EPS* increased 16.7% to $0.70 from $0.60 in the third quarter of fiscal 2021.
ATLANTA--(BUSINESS WIRE)--November 3, 2022--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the third quarter of fiscal 2022, which ended September 29, 2022.
Tom Taylor, Chief Executive Officer, stated, “We are pleased with our fiscal 2022 third-quarter financial results and excited about approaching 14 consecutive years of comparable store sales growth, a significant accomplishment considering current macroeconomic challenges. Additionally, we are pleased with our continued strong execution, enabling us to deliver better-than-expected third-quarter 2022 adjusted diluted earnings per share of $0.70, an increase of 16.7% from the third quarter of last year's $0.60 per share. I particularly want to express my gratitude to our associates in Florida for their hard work and deep dedication to their communities and each other. We were able to quickly reopen our stores to serve customers impacted by Hurricane Ian as they begin recovery and rebuilding efforts.”
Mr. Taylor continued, “We opened four new warehouse-format stores in the third quarter of fiscal 2022 and intend to open 13 warehouse-format stores in the fourth quarter of fiscal 2022, ending the year with 191 warehouse stores operating in 36 states.”
Please see “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.
For the Thirteen Weeks Ended September 29, 2022
•Net sales increased 25.2% to $1,097.8 million from $876.6 million in the third quarter of fiscal 2021.
•Comparable store sales increased 11.6%.
•We opened four new warehouse stores during the third quarter of fiscal 2022, ending the quarter with 178 warehouse stores and five design studios.
•Operating income increased 21.9% to $101.7 million from $83.4 million in the third quarter of fiscal 2021. Operating margin decreased 20 basis points to 9.3%.
•Net income increased 2.0% to $76.2 million from $74.6 million in the third quarter of fiscal 2021. Diluted EPS was $0.71 compared to $0.69 in the third quarter of fiscal 2021, an increase of 2.9%.
•Adjusted net income* increased 17.2% to $75.3 million from $64.2 million in the third quarter of fiscal 2021. Adjusted diluted EPS* was $0.70 compared to $0.60 in the third quarter of fiscal 2021, an increase of 16.7%.
•Adjusted EBITDA* increased 23.0% to $147.9 million from $120.2 million in the third quarter of fiscal 2021.
For the Thirty-nine Weeks Ended September 29, 2022
•Net sales increased 27.7% to $3,216.4 million from $2,519.2 million in the same period of fiscal 2021.
•Comparable store sales increased 11.6%.
•We opened 19 new warehouse stores and three design studios and closed one warehouse store during the thirty-nine weeks ended September 29, 2022.
•Operating income increased 8.7% to $302.0 million from $277.9 million in the same period of fiscal 2021. Operating margin decreased 160 basis points to 9.4%.
•Net income decreased 1.9% to $229.0 million compared to $233.4 million in the same period of fiscal 2021. Diluted EPS was $2.13 compared to $2.17 in the same period of fiscal 2021, a decrease of 1.8%.
•Adjusted net income* increased 5.9% to $228.0 million from $215.3 million in the same period of fiscal 2021. Adjusted diluted EPS* was $2.12 compared to $2.01 in the same period of fiscal 2021, an increase of 5.5%.
•Adjusted EBITDA* increased 12.9% to $434.0 million from $384.3 million in the same period of fiscal 2021.
*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Updated Outlook for the Fiscal Year Ending December 29, 2022:
•Net sales of approximately $4,250 to $4,285 million
•Comparable store sales growth of approximately 9% to 10%
•Diluted EPS to be in the range of $2.65 to $2.75
•Adjusted EBITDA in the range of $565 million to $575 million
•Depreciation and amortization expense of approximately $153 million
•Interest expense, net of approximately $11 million
•Tax rate of approximately 24%, excluding tax benefits resulting from stock option exercises and the vesting of restricted stock and restricted stock units
•Diluted weighted average shares outstanding of approximately 107.5 million shares
•Open 32 new warehouse-format stores and four small design studios
•Capital expenditures in the range of approximately $445 million to $465 million
Conference Call Details
A conference call to discuss the third quarter fiscal 2022 financial results is scheduled for today, November 3, 2022, at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.
A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 10171073. The replay will be available until November 10, 2022.

About Floor & Decor Holdings, Inc.
Floor & Decor is a multi-channel specialty retailer and commercial flooring distributor operating 178 warehouse-format stores and five design studios across 35 states at the end of the third quarter of fiscal 2022. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative accessories and wall tile, installation materials, and adjacent categories at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.
Comparable Store Sales
Comparable store sales refer to period-over-period comparisons of our net sales among the comparable store base and are based on when the customer obtains control of the product, which is typically at the time of sale. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in the square footage of an existing comparable store, including for remodels and relocations within the same primary trade area of the existing store being relocated, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed for a full fiscal month or longer are excluded from the comparable store sales calculation for each full fiscal month that they are closed. Since our e-commerce, regional account manager, and design studio sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Sales through our Spartan Surfaces, LLC ("Spartan") subsidiary do not involve our stores and are therefore excluded from the comparable store sales calculation.
Non-GAAP Financial Measures
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by weighted average shares outstanding. We define EBITDA as net income before interest, loss (gain) on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss (gain) on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, distribution center relocation expenses, fair value adjustments related to contingent earn-out liabilities, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except for per share data)
(Unaudited)

	Thirteen Weeks Ended
	September 29, 2022		September 30, 2021		% Increase (Decrease)
	Actual	% of Sales	Actual	% of Sales
Net sales	$1,097,824	100.0%	$876,553	100.0%	25.2%
Cost of sales	650,349	59.2	511,245	58.3	27.2
Gross profit	447,475	40.8	365,308	41.7	22.5
Operating expenses:
Selling and store operating	280,735	25.6	218,690	24.9	28.4
General and administrative	54,697	5.0	52,488	6.0	4.2
Pre-opening	10,386	0.9	10,733	1.2	(3.2)
Total operating expenses	345,818	31.5	281,911	32.2	22.7
Operating income	101,657	9.3	83,397	9.5	21.9
Interest expense, net	3,032	0.3	1,124	0.1	169.8
Income before income taxes	98,625	9.0	82,273	9.4	19.9
Provision for income taxes	22,450	2.0	7,628	0.9	194.3
Net income	$76,175	6.9%	$74,645	8.5%	2.0%
Basic weighted average shares outstanding	105,754		104,899
Diluted weighted average shares outstanding	107,470		107,486
Basic earnings per share	$0.72		$0.71		1.4%
Diluted earnings per share	$0.71		$0.69		2.9%

	Thirty-nine Weeks Ended
	September 29, 2022		September 30, 2021		% Increase (Decrease)
	Actual	% of Sales	Actual	% of Sales
Net sales	$3,216,404	100.0%	$2,519,198	100.0%	27.7%
Cost of sales	1,924,589	59.8	1,451,519	57.6	32.6
Gross profit	1,291,815	40.2	1,067,679	42.4	21.0
Operating expenses:
Selling and store operating	798,437	24.8	613,708	24.4	30.1
General and administrative	162,449	5.1	149,348	5.9	8.8
Pre-opening	28,890	0.9	26,720	1.1	8.1
Total operating expenses	989,776	30.8	789,776	31.4	25.3
Operating income	302,039	9.4	277,903	11.0	8.7
Interest expense, net	5,866	0.2	3,805	0.2	54.2
Income before income taxes	296,173	9.2	274,098	10.9	8.1
Provision for income taxes	67,215	2.1	40,741	1.6	65.0
Net income	$228,958	7.1%	$233,357	9.3%	(1.9)%
Basic weighted average shares outstanding	105,565		104,506
Diluted weighted average shares outstanding	107,444		107,301
Basic earnings per share	$2.17		$2.23		(2.7)%
Diluted earnings per share	$2.13		$2.17		(1.8)%

Consolidated Balance Sheets
(In thousands, except for share and per share data)
(Unaudited)

	As of September 29, 2022	As of December 30, 2021
Assets
Current assets:
Cash and cash equivalents	$7,687	$139,444
Income taxes receivable	9,867	3,507
Receivables, net	102,580	81,463
Inventories, net	1,320,456	1,008,151
Prepaid expenses and other current assets	56,502	40,780
Total current assets	1,497,092	1,273,345
Fixed assets, net	1,164,119	929,083
Right-of-use assets	1,157,347	1,103,750
Intangible assets, net	150,851	151,935
Goodwill	255,473	255,473
Deferred income tax assets, net	8,024	9,832
Other assets	11,762	7,277
Total long-term assets	2,747,576	2,457,350
Total assets	$4,244,668	$3,730,695
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$2,103	$2,103
Current portion of lease liabilities	107,258	104,602
Trade accounts payable	642,136	661,883
Accrued expenses and other current liabilities	294,022	248,935
Deferred revenue	15,907	14,492
Total current liabilities	1,061,426	1,032,015
Term loan	195,454	195,762
Revolving line of credit	176,400	—
Lease liabilities	1,177,413	1,120,990
Deferred income tax liabilities, net	42,584	40,958
Other liabilities	8,772	17,771
Total long-term liabilities	1,600,623	1,375,481
Total liabilities	2,662,049	2,407,496
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 29, 2022 and December 30, 2021	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 106,117,337 shares issued and outstanding at September 29, 2022 and 105,760,650 issued and outstanding at December 30, 2021	106	106
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 29, 2022 and December 30, 2021	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at September 29, 2022 and December 30, 2021	—	—
Additional paid-in capital	476,905	450,332
Accumulated other comprehensive income, net	4,424	535
Retained earnings	1,101,184	872,226
Total stockholders’ equity	1,582,619	1,323,199
Total liabilities and stockholders’ equity	$4,244,668	$3,730,695

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-nine Weeks Ended
	September 29, 2022	September 30, 2021
Operating activities
Net income	$228,958	$233,357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	112,691	84,496
Stock-based compensation expense	17,229	15,335
Deferred income taxes	1,747	5,599
Change in fair value of contingent earn-out liabilities	1,530	—
Loss on asset impairments and disposals, net	—	475
Interest cap derivative contracts	85	40
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables, net	(21,014)	(19,785)
Inventories, net	(312,288)	(174,649)
Trade accounts payable	(25,761)	202,386
Accrued expenses and other current liabilities	27,796	38,492
Income taxes	(6,360)	(10,838)
Deferred revenue	1,415	9,840
Other, net	(18,703)	(19,856)
Net cash provided by operating activities	7,325	364,892
Investing activities
Purchases of fixed assets	(322,825)	(277,688)
Acquisitions, net of cash acquired	(1,121)	(63,567)
Proceeds from sales of property	4,773	—
Net cash used in investing activities	(319,173)	(341,255)
Financing activities
Borrowings on revolving line of credit	663,200	13,466
Payments on revolving line of credit	(486,800)	(15,969)
Proceeds from term loans	—	65,000
Payments on term loans	(1,577)	(76,202)
Payments of contingent earn-out consideration	(2,571)	—
Proceeds from exercise of stock options	7,100	11,755
Proceeds from employee stock purchase plan	4,379	3,063
Debt issuance costs	(1,505)	(1,409)
Tax payments for stock-based compensation awards	(2,135)	(1,028)
Net cash provided by (used in) financing activities	180,091	(1,324)
Net (decrease) increase in cash and cash equivalents	(131,757)	22,313
Cash and cash equivalents, beginning of the period	139,444	307,772
Cash and cash equivalents, end of the period	$7,687	$330,085
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$148,665	$238,023
Cash paid for interest, net of capitalized interest	$3,437	$1,676
Cash paid for income taxes, net of refunds	$71,800	$45,996
Fixed assets accrued at the end of the period	$118,453	$94,839

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except EPS)
(Unaudited)
Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	September 29, 2022	September 30, 2021
Net income (GAAP):	$76,175	$74,645
Distribution center relocation (a)	151	470
Contingent earn-out liabilities fair value adjustments (b)	141	339
Tariff refund adjustments (c)	(67)	(59)
Acquisition and integration expense (d)	—	120
COVID-19 costs (e)	—	286
Tax benefit of stock-based compensation awards (g)	(1,086)	(11,321)
Tax impact of adjustments to net income (h)	(51)	(268)
Adjusted net income	$75,263	$64,212
Diluted weighted average shares outstanding	107,470	107,486
Adjusted diluted EPS	$0.70	$0.60

	Thirty-nine Weeks Ended
	September 29, 2022	September 30, 2021
Net income (GAAP):	$228,958	$233,357
Distribution center relocation (a)	1,948	1,425
Contingent earn-out liabilities fair value adjustments (b)	1,530	339
Tariff refund adjustments (c)	(14)	1,572
Acquisition and integration expense (d)	—	3,286
COVID-19 costs (e)	—	910
Debt modification expense (f)	—	171
Tax benefit of stock-based compensation awards (g)	(3,639)	(23,946)
Tax impact of adjustments to net income (h)	(833)	(1,860)
Adjusted net income	$227,950	$215,254
Diluted weighted average shares outstanding	107,444	107,301
Adjusted diluted EPS	$2.12	$2.01
(a)Represents amounts related to the relocation of our Houston distribution center that was completed during the first half of fiscal 2022.
(b)Reflects remeasurement charges due to changes in the fair value of contingent earn-out liabilities.
(c)Represents adjustments to estimated tariff refund receivables.
(d)Represents third-party transaction, legal, and consulting costs directly related to the acquisition of Spartan that was completed in fiscal 2021.
(e)Amounts are comprised of sanitation, personal protective equipment, and other costs that directly related to efforts to mitigate the impact of the COVID-19 pandemic on our business.
(f)Represents legal fees incurred in connection with amendments to the senior secured term loan credit facility executed during the thirty-nine weeks ended September 30, 2021.
(g)Tax benefit resulting from stock option exercises and the vesting of restricted stock and restricted stock units.
(h)Tax adjustments for pre-tax adjustments above.

EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	September 29, 2022	September 30, 2021
Net income (GAAP):	$76,175	$74,645
Depreciation and amortization (a)	39,600	30,348
Interest expense, net	3,032	1,124
Income tax expense	22,450	7,628
EBITDA	141,257	113,745
Stock-based compensation expense (b)	6,360	5,282
Acquisition and integration expense (c)	—	120
COVID-19 costs (e)	—	286
Other (f)	292	809
Adjusted EBITDA	$147,909	$120,242

	Thirty-nine Weeks Ended
	September 29, 2022	September 30, 2021
Net income (GAAP):	$228,958	$233,357
Depreciation and amortization (a)	111,237	83,245
Interest expense, net	5,866	3,805
Income tax expense	67,215	40,741
EBITDA	413,276	361,148
Stock-based compensation expense (b)	17,229	15,335
Acquisition and integration expense (c)	—	3,286
Tariff refund adjustments (d)	—	1,728
COVID-19 costs (e)	—	910
Other (f)	3,478	1,934
Adjusted EBITDA	$433,983	$384,341
(a)Excludes amortization of deferred financing costs, which is included as part of interest expense, net in the table above.
(b)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures.
(c)Represents third-party transaction, legal, and consulting costs directly related to the acquisition of Spartan that was completed in fiscal 2021.
(d)Represents a reduction in the non-interest portion of estimated tariff refund receivables during the thirty-nine weeks ended September 30, 2021. Interest income for tariff refunds is included within interest expense, net in the table above.
(e)Amounts are comprised of sanitation, personal protective equipment, and other costs directly related to efforts to mitigate the impact of the COVID-19 pandemic on our business.
(f)Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen and thirty-nine weeks ended September 29, 2022 primarily relate to expenses for our Houston distribution center relocation that was completed during the first half of fiscal 2022 and changes in the fair value of contingent earn-out liabilities. Amounts for the thirteen and thirty-nine weeks ended September 30, 2021 primarily relate to relocation expenses for our Houston distribution center and changes in the fair value of the contingent earn-out liability associated with the Spartan acquisition.

Forward-Looking Statements
This release and the associated webcast/conference call contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, expectations related to our acquisition of Spartan Surfaces, Inc. (“Spartan”), business strategy and plans, objectives of management for future operations, and the impact of the coronavirus (COVID-19) pandemic, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of the COVID-19 pandemic.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, (1) an overall decline in the health of the economy, the hard surface flooring industry, consumer confidence and spending and the housing market, including as a result of rising inflation or interest rates or the COVID-19 pandemic, (2) an economic recession or depression, (3) global inflationary pressures on raw materials could cause our vendors to seek further price increases on the products we sell, (4) our failure to successfully anticipate consumer preferences and demand, (5) our inability to manage our growth, (6) our inability to manage costs and risks relating to new store openings, (7) our inability to find available locations for our stores on terms acceptable to us, (8) any disruption in our distribution capabilities, including from difficulties operating our distribution centers, (9) any disruption in our supply chain, including carrier capacity constraints, higher shipping prices and other supply chain costs or product shortages, (10) our failure to execute our business strategy effectively and deliver value to our customers, (11) our inability to find, train and retain key personnel, (12) the resignation, incapacitation or death of any key personnel, (13) the inability to staff our stores and distribution centers sufficiently, including for reasons due to the COVID-19 pandemic and other impacts of the COVID-19 pandemic, (14) a pandemic, such as COVID-19, or other natural disaster or unexpected event, and its impacts on our suppliers, customers, employees, lenders, operations, including our ability to operate our distribution centers and stores or on the credit markets or our future financial and operating results, (15) our dependence on foreign imports for the products we sell, which may include the impact of tariffs and other duties, (16) geopolitical risks, such as the recent military conflict in the Ukraine, that impact our ability to import from foreign suppliers or raise our costs, (17) any restrictions, regulations, blocks or changes in the use of “cookie” tracking technologies could cause cookies to become less reliable or acceptable as a means of tracking consumer behavior, which could cause the amount of accuracy of internet user information we collect to decrease, which could harm our business and operating results, (18) violations of laws and regulations applicable to us or our suppliers, (19) our failure to adequately protect against security breaches involving our information technology systems and customer information, (20) suppliers may sell similar or identical products to our competitors, (21) competition from other stores and internet-based competition, (22) increases in commodity, material, transportation and energy costs, including the impact such increases could have on the cost of goods sold, (23) impact of acquired companies, including Spartan, (24) our inability to manage our inventory obsolescence, shrinkage and damage, (25) our inability to maintain sufficient levels of cash flow or liquidity to meet growth expectations, (26) our inability to obtain merchandise on a timely basis at prices acceptable to us and (27) restrictions imposed by our indebtedness on our current and future operations. Additional information concerning these and other factors are described in “Forward-Looking Statements,” Item 1, “Business” and Item 1A, “Risk Factors” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report for fiscal 2021 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 (the “Annual Report”) and elsewhere in the Annual Report, and those described in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 1A, “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2022 (the “10-Q”) and elsewhere in the 10-Q, and those described in the Company’s other filings with the SEC.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise.

Contacts
Investor Contacts:
Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com
or
Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com